Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest Corporation Announces CFO Transition, New CINO Role

FORT SMITH, Arkansas, December 19, 2014 — ArcBest CorporationSM (Nasdaq: ARCB), today announced that David R. Cobb has been named Chief Financial Officer effective January 1, 2015, while previous CFO Michael E. Newcity takes on a newly created role as ArcBest Chief Innovation Officer and President of subsidiary ArcBest Technologies.

“Creating a dedicated center for technology and business innovation across all of the ArcBest companies will enable us to continue serving our customers across the supply chain in the way they expect, with The Skill & The WillSM to tackle their most complex challenges,” said ArcBest President and Chief Executive Officer Judy R. McReynolds. “While Michael Newcity now devotes his sole attention to this area, David Cobb’s experience in finance and accounting at ArcBest and other companies will ensure a seamless transition for investors and other financial stakeholders.”

Since 2006, Cobb has served as Vice President — Controller at ArcBest, adding the duties of Chief Accounting Officer in 2010. The replacement process for his previous role is underway.

Cobb’s experience includes work with multinational and publicly traded corporations to startup operations in a vast range of business environments, including fast-growth and acquisition integrations.

Before joining ArcBest in 2006, he was Vice President — Controller for Smith International Inc., a publicly held, international oilfield service company, which is now part of Schlumberger Limited. He also served seven years with the public accounting firm of PricewaterhouseCoopers in Houston, Texas. Cobb, a graduate of Abilene Christian University, is a Certified Public Accountant in Arkansas and Texas.

Newcity has served as CFO since 2010. In 2013, he became Senior Vice President and Chief Information Officer as his responsibilities were expanded to oversee corporate information technology and economic analysis, which are now part of the ArcBest Technologies function.

During his 20-plus year tenure with ArcBest, Newcity has been involved in several strategic, cross-functional initiatives focused on enterprise-wide advancements in business intelligence, e-commerce, market research and forecasting and planning. The company has been recognized for information technology work under Newcity’s direction in a number of publications, including CIO and InformationWeek.

Newcity began his career with the company in 1993 serving ArcBest’s information technology subsidiary, Data-Tronics Corp. (now ArcBest Technologies). He also served as Manager of E-Systems & Market Development and Manager of E-Commerce at ABF FreightSM and Director of E-Systems & Emerging Technologies and Director of Economic Analysis at ArcBest.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.